                                                                    EXHIBIT 11-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                       FISCAL YEAR ENDED JANUARY 31
                                         ---------------------------------------------------------
                                          1995        1994        1993          1992        1991
                                         -------     -------     -------       -------     -------
                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER SHARE:
Net income (loss)......................  $ 1,264     $ 3,665     $(5,507)      $13,038     $13,036
                                         =======     =======     =======       =======     =======
Weighted average shares outstanding:
  Common stock outstanding from
     beginning of year.................   18,677      18,091      17,918        18,017      17,917
  Pro-rata shares:
     Exercise of stock options.........      102         124         116            90          21
     Repurchase and retirement of
       shares..........................       --         (28)         --          (208)         --
     Purchase of treasury shares.......     (144)         --          --            --          --
  Dilutive effect of outstanding stock
     options...........................       82          66         294(1)        293         229
                                         -------     -------     -------       -------     -------
                                          18,717      18,253      18,328        18,192      18,167
                                         =======     =======     =======       =======     =======
Primary earnings (loss) per share......  $   .07     $   .20     $  (.30)(1)   $   .72     $   .72
                                         =======     =======     =======       =======     =======

                                                       FISCAL YEAR ENDED JANUARY 31
                                         ---------------------------------------------------------
                                          1995        1994        1993          1992        1991
                                         -------     -------     -------       -------     -------
                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss)......................  $ 1,264     $ 3,665     $(5,507)      $13,038     $13,036
                                         =======     =======     =======       =======     =======
Weighted average shares outstanding:
  Common stock outstanding from
     beginning of year.................   18,677      18,091      17,918        18,017      17,917
  Pro-rata shares:
     Exercise of stock options.........      102         124         116            90          21
     Repurchase and retirement of
       shares..........................       --         (28)         --          (208)         --
     Purchase of treasury shares.......     (144)         --          --            --          --
  Dilutive effect of outstanding stock
     options...........................       82         380         334(1)        309         229
                                         -------     -------     -------       -------     -------
                                          18,717      18,567      18,368        18,208      18,167
                                         =======     =======     =======       =======     =======
Fully diluted earnings (loss) per
  share................................  $   .07     $   .20     $  (.30)(1)   $   .72     $   .72
                                         =======     =======     =======       =======     =======

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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.